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                                                                  Exhibit (d)(3)


                   NOTICE OF GUARANTEED DELIVERY FOR SHARES OF
          BENEFICIAL INTEREST OF COLONIAL INTERMEDIATE HIGH INCOME FUND
               SUBSCRIBED FOR PURSUANT TO THE PRIMARY SUBSCRIPTION
                       AND THE OVER-SUBSCRIPTION PRIVILEGE

             Colonial Intermediate High Income Fund Rights Offering

         As set forth in the Prospectus dated May 19, 1998 (the "Prospectus") under "The Offer -- Payment for Shares," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of Colonial Intermediate High Income Fund shares of Beneficial
Interest (the "Shares") subscribed for by exercise of Rights pursuant to the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received prior to 5:00 p.m. New York City time on June 19, 1998 (the "Expiration Date"), unless extended by the Fund. The terms and conditions of the Offer set forth in the Prospectus are incorporated by reference herein. Capitalized terms not defined hereby have the meanings attributed to them in the Prospectus.


                           The Subscription Agent is:

                    FIRST DATA INVESTOR SERVICES GROUP, INC.
                               c/o BankBoston N.A.

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

BY FACSIMILE:                                BY FIRST CLASS:
(TELECOPIES)                                 First Data Investor Services Group, Inc.
(781) 794-6333                               c/o BankBoston N.A.
Confirm by telephone to:                     Corporate Reorganization
(781) 794-6388                               P.O. Box 9573
                                             Boston, Massachusetts 02205-8686
                                             U.S.A.


BY OVERNIGHT                                 BY HAND:
COURIER:                                     First Data Investor Services Group, Inc.
First Data Investor Services Group, Inc.     c/o BankBoston N.A.
c/o BankBoston N.A.                          Securities Transfer and
Corporate Reorganization                     Reporting Services, Inc.
70 Campanelli Drive                          55 Broadway -- 3rd Floor
Braintree, Massachusetts 02184               New York, New York  10006
U.S.A.                                       U.S.A.

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   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
       VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE,
                     DOES NOT CONSTITUTE A VALID DELIVERY.

         The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of Shares subscribed for under both the Primary Subscription and the Over-Subscription
Privilege to the Subscription Agent and must deliver this Notice of Guaranteed
Delivery guaranteeing delivery of (i) payment in full for all subscribed Shares and (ii) a properly completed and executed Subscription Certificate to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration
Date. The Subscription Certificate and full payment must then be delivered to the Subscription Agent by the close of business on June 24, 1998, which is the third business day after the Expiration Date, unless extended by the Fund.
Failure to do so will result in a forfeiture of the Rights.




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                                    GUARANTEE

         The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery of payment to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the third business day
(June 24, 1998) after the Expiration Date (June 19, 1998, unless extended by the
Fund) of (i) a properly completed and executed Subscription Certificate and (ii) payment of the full Subscription Price for shares subscribed for in the Primary
Subscription and pursuant to the Over-Subscription Privilege, if applicable, as subscription for such shares is indicated herein or in the Subscription
Certificate.

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

1.  Primary Subscription   Number of         Number of Primary     Payment to
                           Rights to         Shares requested      be made in
                           be exercised      for which you are     connection
                           _____ Rights      guaranteeing          with Primary
                                             delivery of           Shares
                                             Rights and Payment
                                             _________ Shares      $___________
                                             (Rights / by 3)

--------------------------------------------------------------------------------

2.   Over-Subscription                       Number of Over-       Payment to
                                             Subscription          be made in
                                             Shares requested      connection
                                             for which you         with Over-
                                             are guaranteeing      Subscription
                                             payment               Shares
                                             _______ Shares
                                                                   $___________

--------------------------------------------------------------------------------

3.   Totals                Total Number
                           of Rights to
                           be Delivered
                           _______Rights
                                                                   $____________
                                                                   Total Payment

--------------------------------------------------------------------------------


Method of Delivery of Rights               A.  Through The Depository Trust
(circle one)                                   Company ("DTC")*

                                           B.  Direct to the Subscription Agent




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     Please note that if you are guaranteeing for Over-Subscription Shares and are a DTC participant, you must also execute and forward to First Data Investor Services Group, Inc. a Nominee Holder Over-Subscription Exercise Form.


___________________________________         ___________________________________
Name of Firm                                Authorized Signature


___________________________________         ___________________________________
Address                                     Title


___________________________________         ___________________________________
Zip Code                                    Name (Please Type or Print)

___________________________________
Name of Registered Holder
(If Applicable)

___________________________________         ___________________________________
Telephone Number                            Date


* IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, CALL THE SUBSCRIPTION AGENT TO OBTAIN A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.




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